                              CONFIRMING STATEMENT

         This Statement confirms that Austin Ventures VIII, L.P., AV Partners
VIII, L.P., Joseph C. Aragona, Kenneth P. DeAngelis, John D. Thornton and
Christopher A. Pacitti (collectively, the "Filers") have authorized and designated each of Scott Way and Denise Cruz to execute and file on the Filers'
behalf all Forms 3, 4, and 5 (including any amendments thereto) that the Filers may be required to file with the U.S. Securities and Exchange Commission as a result of the Filers' ownership of or transactions in securities of LDR Holding
Corporation. The authority of Scott Way and Denise Cruz under this Statement shall continue until the Filers are no longer required to file Forms 3, 4, and 5 with regard to the Filers' ownership of or transactions in securities of LDR
Holding Corporation, unless earlier revoked in writing. The Filers acknowledge that neither Scott Way nor Denise Cruz is assuming any of the Filers'
responsibilities to comply with Section 16 of the Securities Exchange Act of
1934.

Date:  September 24, 2013                   Austin Ventures VIII, L.P.
                                            By:  AV Partners VIII, L.P.
                                            its General Partner

                                            By: /s/ Joseph C. Aragona
                                                -------------------------------
                                            Name:  Joseph C. Aragona
                                            Title:  General Partner

                                            AV Partners VIII, L.P.

                                            By: /s/ Joseph C. Aragona
                                                -------------------------------
                                            Name:  Joseph C. Aragona
                                            Title:  General Partner

                                            /s/ Joseph C. Aragona
                                            -----------------------------------
                                            Joseph C. Aragona

                                            /s/ Kenneth P. DeAngelis
                                            -----------------------------------
                                            Kenneth P. DeAngelis

                                            /s/ John D. Thornton
                                            -----------------------------------
                                            John D. Thornton

                                            /s/ Christopher A. Pacitti
                                            -----------------------------------
                                            Christopher A. Pacitti